Exhibit 99.13.(f)

EXECUTION VERSION

AMENDMENT NO. 1

TO AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 1, dated as of November 22, 2023 (this “Amendment”), to the Amended and Restated Credit Agreement, dated as of March 10, 2023, among abrdn Income Credit Strategies Fund (formerly known as Aberdeen Income Credit Strategies Fund) (the “Borrower”), each lender from time to time party thereto (the “Lenders”), and BNP Paribas as Administrative Agent (the “Administrative Agent”) (as may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

RECITALS

A.            Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

B.            Pursuant to Section 2.3 of the Credit Agreement, the Borrower wishes to permanently reduce the Commitment from $200,000,000 to $170,000,000 and to otherwise amend the Credit Agreement.

C.            The Borrower, the Lenders party hereto, and the Administrative Agent desire to amend the Credit Agreement as set forth herein.

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.            Amendments to the Credit Agreement.

(a)	The following new definition is hereby inserted in Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“Amendment No. 1 Effective Date” means November 22, 2023.

(b)	The definition of “Applicable Rate” set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following new definition shall be inserted in lieu thereof:

“Applicable Rate” means, with respect to each (i) ABR Loan, the Alternate Base Rate plus 0.55% per annum, and (ii) Term SOFR Loan, Term SOFR plus 1.55% per annum.

(c)	The final sentence of the definition of “Commitment” set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following new sentence shall be inserted in lieu thereof:

“The initial aggregate amount of the Commitments of the Lenders on the Effective Date was $200,000,000, and the aggregate amount of the Commitments of the Lenders on the Amendment No. 1 Effective Date is $170,000,000.”

(d)	The definition of “Commitment Fee Rate” set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following new definition shall be inserted in lieu thereof:

“Commitment Fee Rate” means, for each fiscal quarter, commencing with the fiscal quarter ending December 31, 2023, (i) 0.35% per annum, if the Average Revolving Credit Facility Balance during the immediately preceding fiscal quarter (or, in the case of the fiscal quarter ending immediately after the Effective Date, the Average Revolving Credit Facility Balance during the period from the Effective Date to the end of such fiscal quarter) is greater than 60.00% of the Commitments outstanding during such period or (ii) 0.65%, if the Average Revolving Credit Facility Balance during the immediately preceding fiscal quarter (or, in the case of the fiscal quarter ending immediately after the Effective Date, the Average Revolving Credit Facility Balance during the period from the Effective Date to the end of such fiscal quarter) is less than or equal to 60.00% of the Commitments outstanding during such period.

(e)	The definition of “Scheduled Commitment Termination Date” set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following new definition shall be inserted in lieu thereof:

“Scheduled Commitment Termination Date” means November 20, 2024; provided, however, that, in any case, if such date is not a Business Day, the Scheduled Commitment Termination Date shall be the next preceding Business Day.

(f)	Schedule 1 to the Credit Agreement is hereby deleted in its entirety and Schedule 1 hereto shall be inserted in lieu thereof.

2.            The amendment set forth in Section 1 hereof shall not be effective until each of the following conditions is satisfied (the date, if any, on which such conditions shall have first been satisfied being referred to herein as the “First Amendment Effective Date”):

(a)            the Administrative Agent shall have received from each party hereto a counterpart of this Amendment duly signed on behalf of such party;

(b)            the Administrative Agent shall have received a certificate from the Secretary of the Borrower, in all respects satisfactory to the Administrative Agent, certifying (i) as to the incumbency of authorized persons of the Borrower executing this Amendment, (ii) that attached thereto is a true and correct copy of the resolutions duly adopted by the Board approving the Borrower’s entry into this Amendment and the transactions contemplated hereby, (iii) that the Borrower’s Organization Documents have not been amended, supplemented or otherwise modified since the version appended to the certificate delivered in support of the Credit Agreement on March 10, 2023 (the “Prior Certificate”) or, if so, attaching a true, complete and correct copy of each such amendment, supplement or modification, (iv) that the Registration Statement has not been amended, supplemented or otherwise modified since the version appended to the Prior Certificate, or, if so, attaching a true, complete and correct copy of each such amendment, supplement or modification, (v) that attached thereto is a certificate of good standing for the Borrower, dated as of a recent date of the First Amendment Effective Date, issued by the Secretary of State of the State of Delaware, and (vi) that the Custody Agreement has not been amended, supplemented or otherwise modified since the version appended to the Prior Certificate, or, if so, attaching a true, complete and correct copy of each such amendment, supplement or modification;

(c)            the Administrative Agent shall have received a legal opinion from counsel to the Borrower, which opinion shall be in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders;

(d)            the Administrative Agent shall have received a copy of a Federal Reserve Form, substantially in the form of Exhibit F to the Credit Agreement, duly executed and delivered by or on behalf of the Borrower, in form and substance acceptable to the Administrative Agent;

(e)            the Administrative Agent shall have received a compliance certificate, dated the Effective Date and signed by a Responsible Officer of the Borrower, substantially in the form of Exhibit G to the Credit Agreement and otherwise in form and substance satisfactory to the Administrative Agent and each of the Lenders;

(f)            the Administrative Agent shall have received Uniform Commercial Code, federal tax and judgment lien search reports with respect to each applicable public office where Liens would customarily be filed against the Borrower disclosing that there are no Liens of record in such official’s office covering the Borrower or any asset or property thereof;

(g)            the Administrative Agent shall have received such information as requested in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies; and

(h)            all fees and expenses of the Administrative Agent (other than the fees and expenses of counsel to the Administrative Agent) incurred in connection with this Amendment shall have been paid.

3.            The Borrower (a) reaffirms and admits the validity and enforceability of each Credit Document to which it is a party and all of its obligations thereunder and agrees and admits that (i) it has no defense (other than payment of such obligation) to any such obligation and (ii) it shall not exercise any setoff or offset to any such obligation, and (b)(1) represents and warrants that, as of the date of execution and delivery hereof by the Borrower, no Default has occurred and is continuing, and (2) the representations and warranties of the Borrower contained in the Credit Agreement and the other Credit Documents are true and correct in all respects on and as of the date hereof with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

4.            In all other respects, the Credit Documents shall remain in full force and effect, all of the parties’ obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment and no amendment hereunder in respect of any term or condition of any Credit Document shall be deemed to be an amendment in respect of any other term or condition contained in such Credit Document or any other Credit Document. It is the intention of each of the parties hereto that the Credit Agreement be amended by this Amendment so as to preserve the perfection and priority of all security interests securing the Obligations pursuant to the Credit Agreement and the other Credit Documents and that all Obligations of the Credit Parties hereunder and under the other Credit Documents shall be secured by the Security Agreement.

5.            This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

6.            THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Credit Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Amendment or the other Credit Documents against the Borrower, or any of its property, in the courts of any jurisdiction.

7.            EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Amended and Restated Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

abrdn Income Credit Strategies Fund

By:
Name:
Title:

Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement

BNP PARIBAS

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement

SCHEDULE 1

Schedule 1 to the Credit Agreement

List Of Lenders And Commitments

LENDER	COMMITMENT	APPLICABLE PERCENTAGE
BNP Paribas	$170,000,000	100.000000000%
TOTAL	$170,000,000	100.000000000%